SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   August 10, 2009

MEGA MEDIA GROUP, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-28881	88-0403762
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1122 Coney Island Avenue
Brooklyn, NY 11235
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(718) 947-1100
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03    Bankruptcy or Receivership.

On August 10, 2009, Mega Media Group, Inc. (“we”, “MMG” or the “Company”) and Echo Broadcasting Group (“Echo”), its wholly-owned subsidiary (collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases No. are 09-46811 (MMG) and 009-46813 (Echo). The Debtors are waiting for the judge to be assigned. The Debtors will continue to operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2009, we entered into new employment agreements with the named officers as described below.  The agreements provide for annual base salaries and stock option plans.

Alex Shvarts

Effective July 15, 2009, we entered into a new employment agreement with Alex Shvarts, our Chief Executive Officer and Chairman, pursuant to which his employment will terminate on July 14, 2011. Pursuant to this employment agreement, we agree to pay Alex Shvarts an initial annual base compensation of $220,000 with an annual increase of 10%. He is eligible to receive a performance bonus for the prior year no later than March 31 of each year. Mr. Shvarts will further have the option to purchase five million shares at $0.2 cents and five million shares at $0.03 cents of our common stock for a period of 3 years on a non dilutive basis.

Gennady Pomeranets

Effective July 15, 2009, we entered into a new employment agreement with Gennady Pomeranets, our Chief Financial Officer, pursuant to which his employment will terminate on July 14, 2011. Pursuant to this employment agreement, we agree to pay Gennady Pomeranets an initial annual base compensation of $120,000 with an annual increase of 10%. He is eligible to receive a performance bonus for the prior year no later than March 31 of each year. Mr. Pomeranets will further have the option to purchase three million shares at $0.2 cents and three million shares at $0.03 cents of our common stock for a period of 3 years on a non dilutive basis.

Copies of the employment agreements dated July 15, 2009 are attached hereto as Exhibit 10.1 and 10.2 and incorporated herein by reference.

Item 9.01    Financial Statement and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Alex Shvarts, dated July 15, 2009
10.2	Employment Agreement between the Company and Alex Shvarts, dated July 15, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEGA MEDIA GROUP, INC.

Dated: August 10, 2009	By:	/s/ Alex Shvarts
Alex Shvarts
Chief Executive Officer and Director